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                                                              February 23, 1995

                               OPTION TRANSACTION

Maverick Entrepreneurs Fund, Ltd.
8800 North Central Expressway
Suite 1300
Dallas, Texas 75206
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Master Number:  MAVEO494
LBF Reference Number: N9502007IB

Gentlemen:

    The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Option Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

    The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc. ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

    1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, including the Pledge Agreement (the "Agreement"), to be negotiated between Lehman Brothers Finance S.A. ("LBF") and Maverick Entrepreneurs Fund, Ltd. ("Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Option Transaction to which this Confirmation relates.
    2. The terms of the Option Transaction to which this Confirmation relates are as follows:

     GENERAL TERMS:

     Agent: Lehman Brothers Inc. is confirming as agent for both Buyer and Seller

     Trade Date:                   February 23, 1995


     Option Style:                 American Option

     Option Type:                  Put Option

     Seller:                       LBF

     Buyer:                        Counterparty

     Underlying Shares:            Common Shares of Sterling Software, Inc.

     Underlying Currency:          USD

     Quotation Exchange:           The New York Stock Exchange

     Number of Options:            300,000

     Share Entitlement
       per Option:                 1 Underlying Share

     Strike Price:                 USD 29 up to and including June 1, 1995.
                                   Thereafter, the Strike Price shall be USD
                                   32.57

     Premium: USD 0. Buyer and Seller agree that the Premium for this Option Transaction has been paid in full by virtue of Buyer's and Seller's execution of the Related Option Transaction.

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     Related Option
       Transaction:                The European Call Option Transaction entered
                                   into between Buyer and Seller on the Trade
                                   Date (LBF Reference No.: N95020071A)

     Exchange Business Day:        A day that is (or, but for the occurrence of
                                   a Market Disruption Event, would have been) a trading day on the relevant Market Disruption
                                   Exchange(s) other than a day on which trading on any Market Disruption Exchange(s) is scheduled to close prior to its regular weekday closing time.

     Calculation Agent:            Lehman Brothers Inc., whose determinations
                                   and calculations shall be binding in the absence of manifest error.
EXERCISE:

     Exercise Period:              Any Exchange Business Day from, and
                                   including, the Trade Date to, and including, the tenth Exchange Business Day immediately prior to the Expiration Date

     Expiration Date:              February 23, 1998

     Exercise Date:                The Exchange Business Day during the Exercise
                                   Period on which that Option is or is deemed
                                   to be exercised.
     Notice of Exercise and
       Written Confirmation:       Applicable.  If the notice of exercise is
                                   delivered after 1:00 p.m. (local time in New
                                   York) on an Exchange Business Day, then that notice will be deemed delivered on the next following Exchange Business Day, if any, in the Exercise Period.

     Automatic Exercise:           If, on the Expiration Date, the Option is in-
                                   the-money, then the Option shall be deemed automatically exercised unless the Buyer notifies the Seller to the contrary.

     Multiple Exercise:            Inapplicable

     Seller's telephone or         Vuk Bulajic
      facsimile number and         Tel #: 212-526-0905
      contact details for          Fax #: 212-528-7337
      purposes of giving           cc:  Jim Staricco
      notice:                         Tel #: 4122-789-0789
                                      Fax #: 4122-789-1929

VALUATION:

     Valuation Date:               Each Exchange Business Day during the
                                   Valuation Period on which a Market Disruption
                                   Event has not occurred.

     Valuation Period:             The Exchange Business Days from, and
                                   including, the Exercise Date to, and
                                   including the ninth Exchange Business Day immediately following the Exercise Date;
                                   provided, however, that if the Option
                                   Transaction is exercised pursuant to the Automatic Exercise provision set forth above, then the Valuation Period will be the ten
                                   (10) Exchange Business Days immediately prior to, and including, the Expiration Date.


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     Final Price:                  The arithmetic average of the closing prices
                                   of the Underlying Shares on each Valuation
                                   Date. If a Market Disruption Event occurs on one or more of the Exchange Business Days during the Valuation Period, then the Final Price will equal the average of the closing prices of the Underlying Shares on the Exchange Business Days during the Valuation Period on which a Market Disruption Event has not occurred or, if there is only one such Exchange Business Day, the closing price of the Underlying Shares on such day. If a Market Disruption Event occurs on all Exchange Business Days during the Valuation Period, then the Calculation Agent will determine the Final Price of the Underlying Shares on the last Exchange Business Day of the Valuation Period, regardless of whether a Market Disruption Event has occurred on such day.

     Market Disruption Event:      The occurrence or existence during the Market
                                   Disruption Period that ends at the close of the Market Disruption Exchange(s) on the Valuation Date of any of the following events, in the determination of the Calculation Agent:
                                   The suspension of or material limitation imposed on trading in (1) the Underlying
                                   Shares or (2) any options contracts on the Underlying Shares.

     Market Disruption Period:     One-half hour

     Market Disruption
       Exchange(s):                The Quotation Exchange

SETTLEMENT:

     Method of Settlement:         Cash Settlement

     Settlement Currency:          The Underlying Currency

     Cash Settlement Amount:       An amount, as calculated by the Calculation
                                   Agent, equal to the Number of Options
                                   MULTIPLIED by the Strike Price Differential
                                   MULTIPLIED by the Share Entitlement per
                                   Option.




     Strike Price Differential:    An amount equal to the greater of (i) the
                                   excess of the Strike Price over the Final
                                   Price, and (ii) zero.

     Cash Settlement Payment
      Date:                        Five (5) Exchange Business Days after
                                   the final Valuation Date.

Dividends:                         If, at any time during the period from and
                                   including the Trade Date to but excluding the Cash Settlement Payment Date, an ex-dividend occurs with respect to the Underlying Shares, then the Strike Price shall be reduced by the corresponding amount.


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OTHER PROVISIONS:

     Counterparty Representation:  Counterparty represents that (i) it is not entering into the Option Transaction on
                                   behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under the Option Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of the Option Transaction; (ii) it is authorized to enter into the Option Transaction and such action does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party; and (iii) it has reached its own conclusions about the Option Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from the Option Transaction, and has concluded that the Option Transaction is suitable in light of its own investment objectives, financial capabilities and expertise.

                                   Counterparty represents that (i) it has held the Underlying Shares since at least April 30, 1993; (ii) it acquired the Underlying Shares in open-market purchases; (iii) the amount of Underlying Shares sold by it and by all persons whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 during the preceding three months is zero; and (iv) it, and any person whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933, will not sell additional securities of the same class through any other means during (a) the period commencing on the Trade Date through April 30, 1996, or
                                   (b) the three month period immediately
                                   prior to the Expiration Date, in each case, without the prior written consent of LBF, which consent shall not be unreasonably withheld. Notwithstanding the above, Counterparty or any person whose securities are required to be taken into consideration by it pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 may, at any other time during the term of this Option Transaction, sell additional securities of the same class upon providing LBF with written notice two (2) Exchange Business Days immediately prior to the date of such sale.

                                   NEITHER LBF NOR ANY OF ITS AFFILIATES HAS
                                   ADVISED COUNTERPARTY WITH RESPECT TO ANY
                                   LEGAL, REGULATORY, TAX, ACCOUNTING OR
                                   ECONOMIC CONSEQUENCES ARISING FROM THIS
                                   OPTION TRANSACTION, AND NEITHER LBF NOR ANY
                                   OF ITS AFFILIATES IS ACTING AS AGENT OR
                                   ADVISOR FOR COUNTERPARTY IN CONNECTION WITH
                                   THIS OPTION TRANSACTION.


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     Settlement Provision:         a) Seller's obligations to Buyer under this
                                   Option Transaction, if any, shall not accrue until Buyer's obligations under the Pledge Agreement are fully satisfied.

                                   b)  All payments under this Option
                                   Transaction will be made without any
                                   deduction or withholding for or on account of any withholding tax, stamp tax, or any other tax, duties, fees or commissions required by any applicable law.

                                   c)  Buyer shall have no right to unwind or
                                   exercise this Option Transaction, in whole or in part, prior to the repayment by Buyer of all amounts due Seller under the Loan Agreement between Buyer and Seller dated the date hereof.

     Adjustments:                  The Calculation Agent will make adjustments
                                   to this Option Transaction in case of the occurrence of certain events as follows:

                                   (i) If a stock dividend or other stock
                                   distribution is declared with respect to the Underlying Shares, then (a) the Number of Options shall be increased by the same number of shares issued MULTIPLIED by the Share Entitlement per Option, and (b) the Strike Price shall be proportionately reduced as soon as such event becomes effective.

                                   (ii) If a spin-off has occurred with respect to the Underlying Shares, then (a) any property distributed or apportioned with respect to the Underlying Shares, to the extent of such distribution or apportionment, shall be included in any valuation of the Underlying Shares, and (b) the Strike Price shall not be adjusted.

     Governing Law:                New York

     Transfer:                     Neither party may transfer any Option, in
                                   whole or in part, without the prior written consent of the non-transferring party, which consent shall not be unreasonably withheld.
                                   Notwithstanding the foregoing, LBF may assign this Option Transaction to any affiliated entity whose obligations in respect of such assignment are guaranteed by the guarantor of LBF's obligations; PROVIDED, HOWEVER, that
                                   (i) the transferring party will notify the other party of any such assignment and (ii) such assignment shall not be permitted hereunder if, as a result of the assignment, a payment hereunder becomes subject to any deduction or withholding for or on account of any tax which would not have arisen had such assignment not been effected.

     Guarantee:                    Lehman Brothers Holdings Inc. shall
                                   unconditionally guarantee to Counterparty the due and punctual payment of all amounts payable by LBF under this Option Transaction as such payments become due and payable.
ACCOUNT DETAILS:

     LBF's payment instructions:   Chemical Bank, New York
                                   ABA Number:  021000128
                                   Favour:  Lehman Brothers Finance S.A.
                                   Account Number:  066-196566


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    LBF's delivery instructions:   Citibank, N.A.
                                   New York, USA
                                   Account Bear Stearns Securities Corporation
                                   ABA Number 021000089
                                   For the account of Lehman Brothers

    Counterparty's payment
     instructions:                 Chemical Bank, New York
                                   ABA Number:  021000128
                                   Account Name:  Lehman Brothers Inc.
                                   Account Number: 140-094-221
                                   Further Credit Name:  Maverick
                                    Entrepreneurs Fund, Ltd.
                                   Further Credit Number:  837-20012

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.
               Yours sincerely,

               LEHMAN BROTHERS FINANCE S.A.

               By:
                     ---------------------
                     Name:
                     Title:
               By:
                     ----------------------
                     Name:
                     Title:

Confirmed as of the date
first above written:

MAVERICK ENTREPRENEURS FUND, LTD.

By:
    ----------------------
    Name:
    Title:







Execution time will be furnished upon Counterparty's written request.


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